Exhibit 23
                                                                     ----------
                                                                   (Page 1 of 1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21740, 33-23275, 33-29547, 33-29549, 33-29550,
33-35339,  33-49304,  33-49403,   33-52133,   33-58071,   333-01137,   33-52133,
333-02887,  333-08569,  333-12849,  333-12847,  333-12845) and the  Prospectuses
constituting part of the Registration Statements on Form S-3 (Nos. 33-57155, 333-11193 and 333-02593) of MCI Communications Corporation ("MCI") of our report dated January 27, 1997, which appears on page 30 of MCI's 1996 Annual Report to Shareholders, on MCI's financial statements for the year ended December 31, 1996, which are included in Exhibit 13 to MCI's Current Report on Form 8-K dated February 10, 1997 ("Current Report"). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is included as Exhibit 99 (c) to the Current Report.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
February 10, 1997
Washington, D.C.